                                                                   Exhibit 3.37

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/22/1998
                                                          981495829 - 2983302

                            CERTIFICATE OF FORMATION
                                       OF
                              ACC OF TENNESSEE LLC


         This Certificate of Formation of ACC of Tennessee LLC (the "Company"), dated as of December 22, 1998, is being duly executed and filed by Kevin Saer, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL. C. Section 18-101, ET SEQ.).

         FIRST.   The name of the limited liability company formed hereby is:
ACC of Tennessee LLC.

         SECOND. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover Kent County, Delaware 19901.

         THIRD.   The name and address of the registered agent for service of process on the company in the State of Delaware is c/o National registered Agent:, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware 19901.

         FOURTH. The future effective date of the Certificate of formation is December 21, 1995.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                            /s/ Kevin Saer
                                            ---------------------------------
                                            Kevin Saer, Esq.
                                            Authorized Person

   STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 12/22/1998
   981495829 - 2983302

                              CERTIFICATE OF MERGER
                                       OF
                            KYLE CELLULAR CORPORATION
                                      INTO
                              ACC OF TENNESSEE LLC


         The undersigned limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, 6 DEL. C. Section 18-101, et seq. (the "Act"),

         DOES HEREBY CERTIFY:

         FIRST:   The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

                                                       Jurisdiction of
         Name                                     Formation or Organization
         ----                                     -------------------------
Kyle Cellular Corporation                                  Delaware

ACC of Tennessee LLC                                       Delaware

         SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 263(c) and Section 228 of the General Corporation Law of the State of Delaware and in accordance with Section 18-209 of the Act.

         THIRD:   The name of the surviving entity is ACC of Tennessee LLC
which will continue in existence as said surviving entity under its present name upon the effective date of the merger.

         FOURTH: The Certificate of Formation of ACC of Tennessee LLC, the surviving entity, shall continue to be the Certificate of Formation of said surviving entity.

         FIFTH:   The merger of Kyle Cellular Corporation into ACC of
Tennessee LLC shall be effective on December 31, 1998 at. 11:59 p.m., Eastern Standard Time.

         SIXTH:   The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving entity. The address of the principal place of business of the surviving entity is 2217 W. Andrew Johnson Highway, Morristown, Tennessee 37814.

         SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving entity, on request and without cost, to any member or person holding an interest in Kyle Cellular Corporation or ACC of Tennessee LLC.

                  Executed on this 31st day of December, 1998.

                                              ACC OF TENNESSEE LLC


                                              By: /s/ Brian McTernan
                                                 ------------------------------
                                                 Name:  Brian McTernan
                                                 Title: President